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PROPWR Signs New Power Contracts to Commit Approximately 230 Megawatts to Targa Resources Corp.

MIDLAND, Texas, September 22, 2026, (Business Wire) – ProPetro Holding Corp. (NYSE: PUMP) (“ProPetro”) today announced that its PROPWR business unit has entered into new contracts with a subsidiary of Targa Resources Corp. (NYSE: TRGP) (“Targa”), a large energy infrastructure company, for which PROPWR will commit approximately 230 megawatts (“MW”) of power generation capacity. With the addition of these contracts, total capacity committed under contract for PROPWR now stands at approximately 510 MW, which also reflects previously announced oil and gas power capacity that is no longer committed under contract. This recontracting allows PROPWR to redeploy the associated capacity to Targa and to make additional megawatts available for potential data center deployments in 2027 and beyond.

These long-term contracts will provide behind-the-meter power to support Targa’s continued investment in natural gas processing infrastructure in the Permian Basin, with full deployment expected in early 2028.

Importantly, this infrastructure supports continued growth in U.S. natural gas production needed to serve strong and growing demand for natural gas, including:

•Growing liquefied natural gas (“LNG”) export demand along the U.S. Gulf Coast;
•Increasing investment in power generation to serve the rapid buildout of data center and artificial intelligence infrastructure; and
•Additional grid-connected gas generation resources needed to meet load growth and improve reliability across U.S. power markets.

Sam Sledge, Chief Executive Officer of ProPetro, commented, “We are thrilled to establish a new long-term relationship with Targa, one of the premier midstream operators in the country. These contracts reflect the significant and growing demand for reliable, behind-the-meter power across the energy value chain, and the essential role midstream infrastructure plays in moving Permian gas to various end markets. Targa is a large, investment-grade counterparty, and these awards highlight PROPWR’s ability to deliver dependable power at scale. We view this as the start of a durable partnership and expect to be a reliable power provider to Targa for many years to come as they continue to expand their infrastructure footprint.”

About ProPetro

ProPetro Holding Corp. is a Midland, Texas based provider of premium completion services to upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. Through its PROPWR division, ProPetro also delivers reliable, adaptable power services through a modern, standardized fleet of gas-to-power solutions, serving data center, oil and gas, and industrial customers in the United States. ProPetro helps bring reliable energy to the world, enabling operational excellence and energy reliability for their customers. For more information, visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature,

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that depend upon or refer to future events or conditions or that include the words “may,” “could,” “confident,” “plan,” “project,” “budget,” “design,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “continue,” and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, LNG export demand, energy demand from data centers, including the associated demand for natural gas, industry trends and activity levels, our business strategy, projected financial results and future financial performance, the ability to obtain capital and/or financing on attractive terms, expected fleet and other equipment utilization, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, and the anticipated growth prospects of PROPWR, including the demand for its services, types of customers and the ability to secure long-term contracts, the ability to procure additional equipment, and timely receipt of such equipment and successful deployment. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to conflict in the Middle East region, including the Iran War, the Russia-Ukraine war, and events in Venezuela, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contact:
Matt Augustine
Vice President, Finance and Investor Relations

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matt.augustine@propetroservices.com
432-219-7620